Exhibit 10.03

EXECUTION COPY

AMENDMENT NO 4 TO LOAN AGREEMENT

April 4, 2019

EFFECTIVE DATE: April 4, 2019

PARTIES: Borrower:		Amyris, Inc., a Delaware corporation (“Parent”), Amyris Fuels, LLC, a Delaware limited liability company, Amyris Clean Beauty LLC, a Delaware limited liability company, and AB Technologies LLC, a Delaware limited liability company

	Lender:	GACP Finance Co., LLC., a Delaware limited liability company

RECITALS

A. Lender has extended credit (the “Loan”) to Borrower in the original principal amount of Thirty-Six Million Dollars ($36,000,000.00) pursuant to that certain Loan and Security Agreement, dated as of June 29, 2018, as modified by that certain First Modification Agreement, effective as of June 29, 2018 and as amended pursuant to that certain Amendment No 1 to Loan Agreement, effective as of August 24, 2018, that certain Amendment No 2 to Loan Agreement, effective as of September 30, 2018 and that certain Amendment No 3 to Loan Agreement, effective as of December 14, 2018 (the “Loan Agreement”), each by and among Parent, each “Subsidiary Guarantor” party thereto, the several banks and other financial institutions or entities from time to time parties thereto (collectively, referred to as “Lender”) and GACP Finance Co., LLC., a Delaware limited liability company, in its capacity as administrative agent for itself and the Lender (in such capacity, the “Agent”).

B. Borrower and Lender desire to make amendments to the definitions of “Eligible Accounts Receivable”, “Excluded Intellectual Property”, “Term Loan Maturity Date” and Sections 2.1, 2.6(b)(i), 7.4, 7.16, 9.1, 9.2, 9.5 and 9.7 of the Loan Agreement.

C. The term “Loan Documents” and each other capitalized term used but not defined herein has the meaning given to such term in the Loan Agreement.

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender agree as follows:

1. Amendment to Loan Agreement. The Loan Agreement is modified as follows:

1.1 Effective as of the Effective Date hereof, Section 1.1 of the Loan Agreement is hereby amended by deleting the definitions of “Eligible Accounts Receivables” and “Excluded Intellectual Property” in their entirety and replacing them with the following:

“Eligible Accounts Receivable” means a receivable owing to the Borrower which:

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(i) is denominated and payable in U.S. Dollars; (ii) is payable by an obligor (A) that is organized under the laws of any state within the United States or the District of Columbia and that is not an Affiliate of Borrower or (B) that has been approved as eligible from time to time by Agent in its sole and absolute discretion and that is organized under the laws of any country other than the United States and for which Borrower has obtained foreign credit insurance in form and substance acceptable to agent in its sole discretion; (iii) is not more than 60 days past due or 90 days past the original invoice date of such receivable; (iv) arises under a duly authorized contract for the sale and delivery of goods and services in the ordinary course of Borrower’s business that (a) is in full force and effect and that is a valid, binding and enforceable obligation of the related obligor, (b) conforms in all material respects with all applicable laws, rulings and regulations in effect, (c) that is not the subject of any asserted dispute, offset, hold back, defense, adverse claim or other claim, and (d) in which Borrower has good and marketable title, and that is freely assignable by Borrower (including without any consent of the related obligor unless such consent has already been obtained); (v) constitutes an “account” or “general intangible” (each, as defined in the UCC), and that is not evidenced by “instruments” or “chattel paper” (each, defined in the UCC); (vi) represents amounts earned and payable by the obligor that are not subject to any condition or subsequent deliverables; and (vii) is not otherwise deemed ineligible as a result of risks determined by Lender in its sole discretion based on the field exam pursuant to Section 7.18 hereof and updates thereof and subsequent field exams thereafter.

“Excluded Intellectual Property” means all Intellectual Property that (i) constitutes “AMYRIS Licensed IP” as defined in that certain License Agreement regarding Diesel Fuel in the EU, dated as of March 21, 2016, as amended, by and among the Parent and Total Raffinage Chimie S.A., as assignee of Total Energies Nouvelles Activités USA, but solely to the extent of the field of use granted in such agreement, (ii) constitutes “AMYRIS Licensed IP” as defined in that certain Amended & Restated Jet Fuel License Agreement, dated as of March 21, 2016, as amended, by and among the Parent and Total Amyris BioSolutions B.V., but solely to the extent of the field of use granted in such agreement, (iii) is subject to that certain Farnesene Intellectual Property License, dated as of November 14, 2017, by and between DSM Nutritional Products Ltd. and Parent, but solely to the extent of the field of use granted in such license, (iv) is subject to that certain Health and Nutrition License Agreement, dated as of May 11, 2017, by and between Parent and DSM International B.V., but solely to the extent of the field of use granted in such license, (v) is subject to that certain Vitamin A License Agreement, dated as of May 11, 2017, by and between Parent and DSM International B.V., but solely to the extent of the field of use granted in such license, or (vi) constitutes Foreground IP (and, for clarity, not “Amyris Background IP” (as defined in the CBD Agreement)) pursuant to that certain Research, Collaboration and License Agreement, dated March 18, 2019 (the “CBD Agreement”) by and between Parent and the other party thereto in connection with (and pursuant to) such CBD Agreement, but solely to the extent of the intellectual property and field of use set forth therein, and in each case of clauses (i) and (ii), as such agreements were in effect as of June 29, 2018, in each case of clauses (iii), (iv) and (v), as such agreements existed as of December 14, 2018, and in the case of clause (vi), as such agreement existed as of March 18, 2019 and, in each case, only for as long as such agreement or license is not terminated either (x) with the prior written consent of the party thereto (other than Parent (or any successor to Parent)) or (y) by Parent (or any successor to Parent) in accordance with the terms of such agreement or

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license, unless (and only for so long as) such termination is being disputed in good faith by the other party thereto or, in the case of clause (vi) is not subject to any unfulfilled conditions to effectiveness or closing. Notwithstanding the foregoing “Excluded Intellectual Property” shall not include any products, substitutions or replacements of Intellectual Property outside of the fields of use granted in the foregoing agreements and licenses or any proceeds of such Intellectual Property (unless, in each case, such proceeds, products, substitutions or replacements would otherwise constitute Excluded Intellectual Property).

1.1        Effective as of December 31, 2018, Section 1.1 of the Loan Agreement is hereby amended by deleting the definition of “Term Loan Maturity Date” in its entirety and replacing it with the following:

“Term Loan Maturity Date” means July 1, 2021.

1.2 Effective as of the Effective Date hereof, Section 2.1 of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“2.1 Facility Increase. Prior to January 1, 2019, Borrower may, by written notice to Agent, elect to request the establishment of a new loan commitment by an aggregate amount not in excess of $35,000,000.00 (the “Incremental Term Loan Commitment”). Lender may elect to accept or decline Borrower’s request for the Incremental Term Loan Commitment (in whole or in part) in its sole and absolute discretion. Any Incremental Term Loan Commitment shall become effective and shall be an Advance subject to the conditions, requirements and limitations set forth in Section 2.2(b) as of date advanced.”

1.3 Effective as of the Effective Date hereof, Section 2.6(b)(i) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(i) Asset Sales. Borrower shall prepay the Advances no later than the fifth Business Day following receipt of Net Cash Proceeds, in excess of $500,000 in any calendar year, required to be prepaid pursuant to the provisions hereof in an amount equal to one hundred percent (100%) of the Net Cash Proceeds received from any Asset Sale by Parent or any of its consolidated Subsidiaries.”

1.4 Effective as of the Effective Date hereof, Section 7.4 of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“7.4 Indebtedness; Amendments to Indebtedness. Borrower shall not and shall not permit any Subsidiary to: (a) create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, other than Permitted Indebtedness; (b) prepay any Indebtedness except for (i) by the conversion of Indebtedness into equity securities and the payment of cash in lieu of fractional shares in connection with such conversion, or (ii) a refinancing of the entire amount of such Indebtedness which does not impose materially more burdensome terms upon Borrower or its Subsidiary than exist in such Indebtedness prior to such refinancing, but with a maturity date which is later than the Term Loan Maturity Date; and (c) pay any principal or interest on any Indebtedness (other than the Secured Obligations) while the Secured Obligations are outstanding without the written consent of Agent; and (d) amend or modify any documents or notes

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evidencing any Indebtedness in any manner which imposes materially more burdensome terms upon Borrower or its Subsidiary than exist in such Indebtedness prior to such amendment or modification without the prior written consent of Agent.”

1.5        Effective as of the Effective Date hereof, Section 7.16 of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“7.16 Minimum Liquidity. Borrower shall have, on a consolidated basis, liquidity calculated as unrestricted, unencumbered Cash and Cash Equivalents denominated in U.S. Dollars in one or more Deposit Accounts located in the United States which are subject to an Account Control Agreement in favor of Agent (provided that no Account Control Agreement shall be required to be in place until the seventh day after the Closing Date) as of:

(a) the last day of the month for each of June, July, August and September of 2018 and at all times during the period beginning on October 1, 2018 and ending on November 12, 2018, in a minimum amount equal to $10,000,000.00; provided, that for the first two months of each fiscal quarter beginning on or after the Closing Date, such amount shall be reduced to $5,000,000.00 in the event liquidity calculated as the sum of (i) unrestricted, unencumbered Cash and Cash Equivalents in one or more Deposit Accounts located in the United States which are subject to an Account Control Agreement in favor of Agent, provided that no Account Control Agreement shall be required to be in place until the seventh day after the Closing Date and (ii) the outstanding principal amount of all Eligible Accounts Receivable not required to meet the covenant set forth in Section 7.17 equals minimum amount of $10,000,000.00;

(b) at all times on and after November 13, 2018 and ending on April 2, 2019, in a minimum amount equal to $15,000,000.00; provided, that for the first two months of each fiscal quarter beginning on or after the Closing Date, such amount shall be reduced to $10,000,000.00 in the event liquidity calculated as the sum of (i) unrestricted, unencumbered Cash and Cash Equivalents in one or more Deposit Accounts located in the United States which are subject to an Account Control Agreement in favor of Agent, provided that no Account Control Agreement shall be required to be in place until the seventh day after the Closing Date and (ii) the outstanding principal amount of all Eligible Accounts Receivable not required to meet the covenant set forth in Section 7.17 equals minimum amount of $15,000,000.00; and

(c) at all times on and after April 3, 2019, in a minimum amount equal to $15,000,000.00.”

1.6 Effective as of the Effective Date hereof, Section 9.1 of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“9.1 Payments. Borrower fails to pay any amount due under this Agreement or any of the other Loan Documents on its payment date whether scheduled, upon acceleration or otherwise; or”

1.7 Effective as of the Effective Date hereof, Section 9.2 of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

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“9.2 Covenants. Borrower breaches or defaults in the performance of any covenant or Secured Obligation under this Agreement, or any of the other Loan Documents or any other agreement among Borrower and Agent or Lender; or”

1.8 Effective as of the Effective Date hereof, Section 9.5 of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

9.5 Insolvency. Borrower (A) (i) shall make an assignment for the benefit of creditors; or (ii) shall be unable to pay its debts as they become due, or be unable to pay or perform under the Loan Documents, or shall become insolvent; or (iii) shall file a voluntary petition in bankruptcy; or (iv) shall file any petition, answer, or document seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances; or (v) shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of Borrower or of all or any substantial part (i.e., 33-1/3% or more) of the assets or property of Borrower; or (vi) shall cease operations of its business as its business has normally been conducted, or terminate substantially all of its employees; or (vii) Borrower its directors or majority shareholders shall take any action initiating any of the foregoing actions described in clauses (i) through (vi); or (B) either (i) the commencement of an involuntary action against Borrower seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, without such action being dismissed or all orders or proceedings thereunder affecting the operations or the business of Borrower being stayed; or (ii) a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed; or (iii) Borrower shall file any answer admitting or not contesting the material allegations of a petition filed against Borrower in any such proceedings; or (iv) the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings; or (v) the appointment, without the consent or acquiescence of Borrower, of any trustee, receiver or liquidator of Borrower or of all or any substantial part of the properties of Borrower without such appointment being vacated; or”

1.9 Effective as of the Effective Date hereof, Section 9.7 of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“9.7 Other Obligations. The occurrence of any default under any agreement or obligation of Borrower involving any Indebtedness in excess of $250,000, or receipt of written notice of the occurrence of any default under any other agreement or obligation of Borrower with annual payments or receipts in excess of $250,000.”

1.10 Each reference in the Loan Documents to the Loan Agreement or the Loan Documents is a reference to such document or documents as modified herein and in any Loan Documents executed concurrently herewith.

2. Representations and Warranties. Borrower represents and warrants to Lender:

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2.1 There has been no material adverse change in the financial condition of Borrower or any other person whose financial statement has been delivered to Lender in connection with the Loan from the most recent financial statement received by Lender.

2.2 The Loan Documents as modified herein and in each of the Loan Documents executed concurrently herewith are the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization, or similar laws or by equitable principals of general application.

3. Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

3.1 Agent shall have received, in form and substance satisfactory to Lender, in Lender’s sole and absolute discretion, fully executed, and if requested by Lender, acknowledged originals of this Amendment.

4. Miscellaneous.

4.1 The Loan Documents are ratified and affirmed by Borrower and remain in full force and effect as modified herein and in each of the Loan Documents executed concurrently herewith. Any property or rights to or interests in property granted as security in the Loan Documents remain as security for the Loan and the obligations of Borrower in the Loan Documents as modified herein and in each of the Loan Documents executed concurrently herewith.

4.2 The Loan Documents as modified herein and in each of the Loan Documents executed concurrently herewith contain the entire understanding and agreement of Borrower and Lender in respect of the Loan and supersede all prior representations, warranties, agreements, arrangements, and understandings with respect thereto. No provision of the Loan Documents as modified herein and in each of the Loan Documents executed concurrently herewith may be changed, discharged, supplemented, terminated, or waived except in a writing signed by Lender and Borrower.

4.3 Except as specifically provided in this Amendment, no implied consent involving any of the matters set forth in this Amendment or otherwise shall be inferred or implied by Lender’s execution of this Amendment or any other action of Lender. Lender’s execution of this Amendment shall not constitute a waiver, either express or implied, of the requirement that any further waiver with respect to or modification of the Loan or of the Loan Documents shall require the express written approval of Lender, as further set forth in the Loan Documents. Lender’s execution of this Amendment shall not constitute a waiver of any of the rights and remedies that Lender may have against Borrower, or of any of Lender’s rights and remedies arising out of the Loan Documents as modified herein and such rights and remedies are hereby expressly reserved.

4.4 In consideration of the agreements of Lender set forth in this Amendment, Borrower, and all of their respective heirs, personal representatives, predecessors, successors and assigns (individually and collectively, the “Releasors”), hereby fully, finally, and forever release

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and discharge Lender and its successors, assigns, directors, officers, employees, agents, and representatives from any and all actions, causes of action, claims, debts, demands, liabilities, obligations, and suits of whatever kind or nature, in law or equity, the Releasors or any of them have, whether known or unknown, in respect of the Loan Documents arising from events occurring prior to the date hereof.

4.5 This Amendment shall be governed by the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

4.6 The Loan Documents as modified herein are binding upon, and inure to the benefit of, Borrower and Lender and their respective successors and assigns.

4.7 This Amendment may be executed in one or more counterparts, each of which is deemed an original and all of which together constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Amendment to physically form one document.

[SIGNATURE PAGE FOLLOWS]

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DATED as of the date first above stated.

“Borrower”

Amyris, Inc., a Delaware corporation

By:/s/ Kathleen Valiasek

Name: Kathleen Valiasek

Title: CFO

Amyris Fuels, LLC, a Delaware limited liability company

By:/s/ Kathleen Valiasek

Name: Kathleen Valiasek

Title: CFO

Amyris Clean Beauty LLC, a Delaware limited liability company

By:/s/ Kathleen Valiasek

Name: Kathleen Valiasek

Title: CFO

AB TECHNOLOGIES LLC, a Delaware limited liability company

By:/s/ Kathleen Valiasek

Name: Kathleen Valiasek

Title: Vice President

“Lender”

GACP Finance Co., LLC, a Delaware limited liability company

By:/s/ John Ahn

Name: John Ahn

Title: CEO

[Signature Page to Amendment No 4 to Loan Agreement]

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